UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 24, 2015

Vycor Medical, Inc.
(Exact name of registrant)

Delaware	333-149782	20-3369218
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6401 Congress Avenue, Suite 140
Boca Raton, FL 33487
(Address of principal executive offices and zip code)

561-558-2020
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In accordance with its contractual commitment with the investors in Vycor Medical, Inc.’s (the “Company”) 2014 Units offering which had its final closing on April 25, 2014 (the “Offering”), the Company today filed a Post-Effective Amendment (the “Post-Effective Amendment”) to its previously filed Registration Statement on Form S-1 which was previously declared effective on June 10, 2014. The Post-Effective Amendment covers shares issuable on the exercise of Warrants issued in connection with the Offering. In the aggregate, the Post-Effective Amendment covers 3,991,202 shares issuable on the exercise of Warrants, half of which have an exercise price of $2.05 per share and the other half having an exercise price of $3.08 per share. None of the shares being registered are currently issued and outstanding. The full text of the Post-Effective Amendment may be viewed at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYCOR MEDICAL, INC.

By:	/s/ Peter Zachariou
Name:	Peter Zachariou
Title:	Chief Executive Officer

Dated: July 24, 2015